Exhibit 10.22

THE IOWA STATE BAR ASSOCIATION Official Form NO. 136	G.R. Neumann	FOR THE LEGAL EFFECT OF THE USE OF THIS FORM, CONSULT YOUR LAWYER

PROMISSORY NOTE

$ 500,000.00	July , 2008

FOR VALUE RECEIVED, the undersigned, each as principal, jointly and severally, promise(s) to pay to the order of NewLink Genetics Corporation at 2901 South Loop Drive, Suite #3900, Ames , Iowa, the sum of Five Hundred Thousand and 0/100 DOLLARS with interest thereon from July     , 2008, payable as provided below at the rate of 2.42 (the current AFR)per cent per annum until payment hereof as follows:

All principal and accrued interest shall be due and payable upon the earlier of eighteen months from the date of this Promissory Note or upon the sale of the undersigned debtors’ Colorado home located at                                                                                    , Colorado.

This Promissory Note shall be secured by a first mortgage given upon the property described as Lot 29 in Otter Creek Golf Course Plat 1, an Official Plat, now included in and forming a part of the City of Ankeny, Polk County, Iowa.

Interest shall first be deducted from the payment and any balance shall be applied on principal.

Principal and interest not paid when due shall draw interest at the rate of 12 % per annum.  Upon default in payment of any interest, or any installment of principal, the whole amount then unpaid shall become immediately due and payable at the option of the holder without notice.  The undersigned, in case of suit on this note, agrees to pay attorney’s fees.

Makers, endorsers and sureties waive demand of payment, notice of non-payment, protest and notice.  Sureties, endorsers and guarantors agree to all of the provisions of this note, and consent that the time or times of payment of all or any part hereof may be extended after maturity, from time to time, without notice.

Important.  Read Before Signing:  The terms of this Agreement should be read carefully because only those terms in writing are enforceable.  No other terms or oral promises not contained in this written contract may be legally enforced.  You may change the terms of this Agreement only by another written agreement.  Borrower acknowledges the receipt of a copy of this document at the time it was signed.

Address:	1407 NE 47th St.	/s/ Gordon Link
	ANKENY, IA 50021	Gordon H. Link, Jr.

Phone:	303-513-3039	/s/ Dawn Link
Dawn J. Link

Caveat: This form not to be used for a Consumer Credit Transaction.

© The Iowa State Bar Association 2005 IOWADOCS®	136 PROMISSORY NOTE Revised January 2005